United International Accountancy Corporation

22632 Golden Springs  rd. #100
Diamond Bar, CA 91765, U.S.A.
Tel:  1.909.263.2550
Fax:  1.909.992.3426

October 3, 2008

Office of the Chief Accountant
SECPS Letter File
Mail Stop 9-5
Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Re: Tank Sports, Inc.
We have read the statements that we understand Tank Sports, Inc. will include under Item 4.01 of the Form 8-K report, dated October 3, 2008, it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

Very truly yours,

United International Accountancy Corporation

SIGNATURES
Pursuant to the requirements of the Securities exchange Act of 1934, the registrant has duly caused this report too be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2008                                          United International Accountancy Corporation
                                                        By:     /s/ United International Accountancy Corporation